UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dole Food Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NEWS RELEASE Contact: C. Michael Carter Phone: (818) 879-6801

Dole Announces Glass Lewis Support for Pending Transaction

WESTLAKE VILLAGE, California – October 24, 2013 – Dole Food Company, Inc. (NYSE: DOLE) today announced that, following the previously announced recommendation of Institutional Shareholder Services in favor of Dole’s merger agreement with David H. Murdock, Dole’s Chairman and Chief Executive Officer, Glass Lewis, another leading proxy advisory firm, issued its report also recommending that Dole shareholders support the merger. In recommending the transaction in its report dated October 22, 2013, Glass Lewis found that “the all-cash buyout in fact represents the best alternative available to unaffiliated shareholders at this time,” and opined that “Mr. Murdock has put forth a compelling argument that the best strategic alternative for all shareholders is the going-private transaction.”*

The Special Meeting of Stockholders to approve the merger will be held on October 31, 2013 and, assuming receipt of the requisite shareholder vote, Dole expects to close the transaction later that day or the next day.

Dole’s Board of Directors and the Special Committee strongly encourage all shareholders of record as of September 27, 2013 to vote their shares FOR the merger transaction promptly to be sure their shares are represented at the Special Meeting. All shareholders regardless of the number of shares they own are asked to vote by internet, telephone or mail. Shareholders who have any questions, or need additional copies of Dole’s proxy materials, are encouraged to contact D.F. King & Co., Inc. toll free at (800) 859-8511.

Additional Information

Dole has filed a definitive proxy statement with the SEC and mailed it to stockholders. Stockholders are urged to read carefully the proxy statement and any other relevant documents filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement, because they will contain important information about Dole and the proposed merger. In addition to receiving the proxy statement from Dole by mail, stockholders will also be able to obtain the proxy statement, as well as other relevant documents, without charge, from the SEC by going to the SEC’s website at www.sec.gov or, without charge, from Dole by going to Dole’s Investor Relations website at http://investors.dole.com.

Dole and its executive officers, directors and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from Dole’s stockholders with respect to the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Dole in connection with the proposed merger is set forth in the proxy statement and the other relevant documents filed with the SEC. You can find information about Dole’s executive officers and directors in its Annual Report on Form 10–K for the fiscal year ended December 29, 2012, and in its definitive annual stockholder meeting proxy statement filed with the SEC on Schedule 14A on April 12, 2013.

About Dole Food Company, Inc.

Dole Food Company, Inc., with 2012 revenues from continuing operations of $4.2 billion, is one of the world’s largest producers and marketers of high-quality fresh fruit and fresh vegetables. Dole is an industry leader in many of the products it sells, as well as in nutrition education and research. For more information, please visit www.dole.com or http://investors.dole.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, but not limited to, the timing and anticipated completion of the proposed merger and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Dole and are subject to significant risks and uncertainty. Readers are cautioned not to place undue reliance on any such forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: risks arising from the proposed merger’s diversion of management’s attention from Dole’s ongoing business operations; potential adverse reactions or changes to business or employee relationships resulting from the announcement or completion of the proposed merger; litigation or adverse judgments relating to the proposed merger; risks relating to the consummation of the proposed merger, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied; any difficulties associated with requests or directions from governmental authorities resulting from their review of the proposed merger; the possibility that competing offers for the businesses will be made; the amount of the costs, fees, expenses and charges related to the merger agreement or proposed merger; the failure to obtain the necessary financing for the proposed merger; risks that Dole’s stock price may decline significantly if the proposed merger is not completed; and any changes in general economic and/or industry-specific conditions.

Certain of these and other risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the documents filed by Dole with the SEC, including Dole’s Annual Report on Form 10-K under the heading “Risk Factors.” All forward-looking statements contained in this press release speak only as of the date on which they were made. Dole undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

*	Permission to quote from the Glass Lewis report was neither sought nor obtained.

2